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                                                                Exhibit No. 7(c)




                       Mitchell Hutchins LIR Money Series
                               51 West 52nd Street
                          New York, New York 10019-6114

                                                  September 25, 2000


State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

     Re: Mitchell Hutchins LIR Money Series - Mitchell Hutchins LIR Select
         Money Fund

Ladies and Gentlemen:

Mitchell Hutchins LIR Money Series (the "Fund") has a portfolio series known as Mitchell Hutchins LIR Select Money Fund. In accordance with Section 17, the Additional Funds provision, of the Custodian Contract dated as of February 1, 2000, by and between the Fund and State Street Bank and Trust Company, the Fund hereby requests that your bank act as Custodian for the aforementioned series under the terms of the aforementioned contract.

We have also attached hereto copies of the following documents: (i) Assistant Secretary's Certificates designating persons who are authorized to give instructions with respect to the series's assets as called for by Section 5 of the Custodian Contract; and (ii) Assistant Secretary's/Secretary's Certificate(s) containing a copy of the board resolutions authorizing the deposit of series assets in U.S. Securities Systems pursuant to Rule 17f-4 as called for by Sections 2.10(5) and 14 of the Custodian Contract. Pursuant to
Section 8 of the Custodian Contract, the Fund hereby directs State Street to keep the books of account and to compute the net asset value of the Fund's shares as provided in said Section.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                Sincerely,

                                MITCHELL HUTCHINS LIR MONEY SERIES
                                 on behalf of:
                                  MITCHELL HUTCHINS LIR SELECT MONEY FUND


                                By: /s/ Keith A. Weller
                                   .....................................
                                Name:   Keith A. Weller
                                Title:  Vice President & Assistant Secretary,
                                        Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:    /s/ Ronald E. Logue
       .........................
Name:  Ronald E. Logue
       .........................
Title: Vice Chairman and Chief Operating Officer, Duly Authorized
       ...........................................................

Effective Date: October 1, 2000